UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2019

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.
Zillow Group, Inc. (“Zillow Group”) today issued a press release announcing its financial results for the fiscal quarter and full year ended December 31, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 and accompanying supporting tables as Exhibit 99.3 to this Current Report on Form 8-K.
The information in this Item 2.02 and Exhibits 99.2 and 99.3 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2019, Zillow Group announced the appointment of Richard N. Barton as Zillow Group’s Chief Executive Officer, effective February 21, 2019. Mr. Barton will succeed Spencer Rascoff, who has served as Zillow Group’s Chief Executive Officer since 2010 and who will remain a member of Zillow Group’s board of directors. Mr. Barton also will remain a member of Zillow Group’s board of directors. In connection with Mr. Barton’s appointment, Lloyd D. Frink will succeed Mr. Barton as Executive Chairman. Mr. Frink will remain President of Zillow Group.
Mr. Barton (age 51) co-founded Zillow, Inc. in December 2004 and served as its Chief Executive Officer from inception until September 2010. Mr. Barton served as Executive Chairman since September 2010 until the present and has been a member of the board of directors since inception. He served as a venture partner at Benchmark Capital, a venture capital firm, from February 2005 through 2018. Prior to co-founding Zillow, Inc., Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994, which Microsoft spun out as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and served as Non-Executive Chairman of Glassdoor, a job search and cultural reviews website for companies, from January 2008 through the company’s acquisition in June 2018. Mr. Barton has served on the board of directors of Netflix, Inc., an online media subscription service provider, since 2002, and Qurate Retail, Inc. (formerly Liberty Interactive Corporation), a holding company of businesses in the electronic retailing, media, communications and entertainment industries, since 2016. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.
In connection with Mr. Barton’s appointment, the compensation committee of Zillow Group’s board of directors approved an increase in his annual base salary to $540,000.00, effective as of February 21, 2019.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In connection with Mr. Rascoff’s resignation as Chief Executive Officer, effective February 21, 2019, Zillow Group entered into an Executive Departure Agreement and Release (the “Agreement”) with Mr. Rascoff. Pursuant to the Agreement, Mr. Rascoff will remain a full-time employee of Zillow Group at his current level of compensation and benefits until March 22, 2019 (the “Departure Date”) in order to provide transition services until such date. Mr. Rascoff will remain a member of Zillow Group’s board of directors.
Pursuant to the Agreement, Mr. Rascoff will be eligible to receive the following payments and benefits on or after the Departure Date: (i) a lump sum payment of $405,000.00, which represents six months of Mr. Rascoff’s current base salary; (ii) COBRA continuation coverage on a monthly basis through September 30, 2019; and (iii) accelerated vesting of outstanding stock options held by Mr. Rascoff as of the Departure Date by an additional eighteen months from the Departure Date. Options not vested as of the Departure Date, taking into account the foregoing vesting acceleration, will terminate. During Mr. Rascoff’s continued service on Zillow Group’s board of directors, he will be eligible to receive the compensation payable to non-employee directors under the Zillow Group Amended and Restated Stock Option Program for Nonemployee Directors; provided, however, that in lieu of any compensation payable thereunder to him during 2019, Mr. Rascoff will receive, effective as of March 21, 2019, a stock option under the Company’s Amended and Restated 2011 Incentive Plan to purchase that number of shares of Zillow Group’s Class C capital stock with a Black-Scholes-Merton value equal to $400,000.00. The option will be fully vested as of the grant date and will have a ten-year term. Each of Mr. Rascoff’s vested stock options that are outstanding as of the Departure Date (including the foregoing option for 2019 director service) will remain exercisable until, except for any later date contemplated by the following proviso, the later of (x) the third anniversary of the Departure Date and (y) the latest day upon which the option would have expired by its original terms under any circumstances (the “Option Expiration Outside Date”); provided, however, that the options will remain exercisable for so long as Mr. Rascoff serves on Zillow Group’s board of directors (but not later than any applicable Option Expiration Outside Date), and if Mr. Rascoff ceases to serve on Zillow Group’s board of directors on or after the third anniversary of the Departure Date, each option will remain exercisable until the earlier of (i) ninety days from the final date of Mr. Rascoff’s service on Zillow Group’s board of directors and (ii) the applicable Option Expiration Outside Date.
Upon effectiveness of the Agreement, Mr. Rascoff’s current employment agreement with Zillow Group will end (other than Section 3.4.2 thereof).
The Agreement provides for customary general releases and waivers of claims by Mr. Rascoff against Zillow Group. Mr. Rascoff remains subject to his obligations under his confidentiality, nonsolicitation and noncompetition agreement with Zillow Group.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Executive Departure Agreement and Release, dated February 20, 2019, between Zillow Group, Inc. and Spencer Rascoff.

99.1	Press release dated February 21, 2019 entitled “Founder Rich Barton Returns as CEO of Zillow Group” issued by Zillow Group, Inc. on February 21, 2019.

99.2	Press release dated February 21, 2019 entitled “Zillow Group Reports Fourth Quarter and Full Year 2018 Results” issued by Zillow Group, Inc. on February 21, 2019.

99.3	Supplement entitled “Reported Consolidated Results” issued by Zillow Group, Inc. on February 21, 2019.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2019	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer